UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2008

INTELLON CORPORATION

(Exact Name of Registrant as Specified in its charter)

Delaware	333-144520	59-2744155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5100 West Silver Springs Boulevard, Ocala, FL	34482
(Address of Principal Executive Offices)	(Zip Code)

(352) 237-7416

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On January 22, 2008, Intellon Corporation (the “Company”) terminated that certain Loan and Security Agreement dated as of November 2006 by and between the Company and Silicon Valley Bank, as amended, and all obligations of the Company with respect to principal, interest and fees under such credit facility have been terminated and satisfied in full. As of December 31, 2007, $9 million had been available under the credit facility. The credit facility was scheduled to mature on October 31, 2008. No early termination penalties were incurred by the Company as a result of the termination.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Description
10.1	Termination of Amended Loan and Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLON CORPORATION

	By:	/s/ Brian T. McGee
	Name:	Brian T. McGee
	Title:	Senior Vice President and Chief Financial Officer
Date: January 24, 2008